                                 AMENDMENT NO. 1
                                       TO
                                RIGHTS AGREEMENT


         This Amendment No. 1 to Rights Agreement is entered into as of September 27, 2000, between Dain Rauscher Corporation (f.k.a. Interra Financial Incorporated), a Delaware corporation (the "Company"), and Wells Fargo Bank Minnesota, N.A. (f.k.a. Norwest Bank Minnesota, N.A.), a national banking association (the "Rights Agent").

         WHEREAS, the Company and the Rights Agent are parties to a Rights Agreement dated as of April 30, 1997 (the "Rights Agreement");

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof;

         WHEREAS, Royal Bank of Canada, a Canadian chartered bank ("Parent"), a subsidiary of the Parent ("Merger Subsidiary"), and the Company propose to enter into an Agreement and Plan of Merger (the "Merger Agreement"), dated as of September 27, 2000, pursuant to which Merger Subsidiary will merge with and into the Company and Parent will become the holder of all the issued and outstanding common stock of the Company (the "Merger");

         WHEREAS, the Company and Parent propose to enter a Stock Option Agreement as of September 27, 2000 (the "Option"), granting Parent the option to purchase that number of shares of the common stock of the Company which will result in Parent beneficially owning 19.9% of the outstanding Common Stock;

         WHEREAS, the Board of Directors of the Company has approved the Merger Agreement;

         WHEREAS, the Board of Directors of the Company has determined that pursuant to Section 27 of the Rights Agreement, this Amendment, exempting the Merger Agreement and Option and the transactions contemplated thereby from the application of the Rights Agreement, it is desirable to effectuate the purposes of the Rights Agreement in connection with the Merger and the transactions contemplated thereby; and

         WHEREAS, the Rights Agent has determined that this Amendment does not adversely affect its interests under the Rights Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

         (a) AMENDMENT TO SECTION 1. Section 1 of the Rights Agreement is amended to add the following sentence at the end of the definition of "Acquiring Person":

         "Notwithstanding anything in this Agreement to the contrary, neither Parent nor Merger Subsidiary shall be deemed an "Acquiring Person" as the result of (i) the consummation of the merger ("Merger") of Merger Subsidiary into the Company, (ii) the execution and delivery of the Agreement and Plan of Merger to be entered into among Parent, Merger Subsidiary and the Company (the "Merger Agreement") or the Stock Option Agreement to be entered into between the Company and the Parent (the "Option") or (iii) the consummation of the transactions contemplated by the Merger Agreement."

         Section 1 of the Rights Agreement is amended to add the following sentence at the end of the definition of "Beneficial Owner":

         "Notwithstanding anything in this Agreement to the contrary, for the purposes of this Agreement neither Parent nor Merger Subsidiary shall be deemed to beneficially own any securities of the Company as a result of (i) the consummation of the Merger, (ii) the execution or delivery of the Merger Agreement or the Option or (iii) the consummation of any other transactions contemplated by the Merger Agreement."

         Section 1 of the Rights Agreement is amended to add the following sentence at the end of the definition of "Shares Acquisition Date":

         "Notwithstanding anything in this Agreement to the contrary, no "Shares Acquisition Date" shall be deemed to occur as a result of (i) the public announcement of the Merger or any of the transaction contemplated by the Merger, (ii) the consummation of the Merger, (ii) the execution or delivery of the Merger Agreement or the Option or
         (iii) the consummation of the other transactions contemplated by the Merger Agreement."

         (b) ADDITIONAL AMENDMENTS TO SECTION 1. Section 1 of the Rights Agreement is further amended to add the following paragraphs at the end thereof:

                  "Merger Subsidiary" shall mean a subsidiary of the Parent ("Merger Subsidiary"), and its Affiliates and Associates.

                  "Parent" shall mean Royal Bank of Canada, a Canadian chartered bank, and its Affiliates and Associates.

         (c) AMENDMENT TO SECTION 3(a). Section 3(a) of the Rights Agreement is amended to add the following sentence at the end thereof:

         Notwithstanding anything in this Agreement to the contrary, a Distribution Date shall not be deemed to have occurred as the result of
         (i) the announcement of the Merger or any of the transactions contemplated by the Merger, (ii) the consummation of the Merger, (iii) the execution or delivery of the Merger Agreement or the Option or (iv) the consummation of the other transactions contemplated in the Merger Agreement.

         (d) AMENDMENT TO SECTION 7(a). Section 7(a) of the Rights Agreement is modified and amended by deleting Clauses (ii) and (iii) thereof and replacing them with the following:


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         (ii) in the time at which the Rights are redeemed as provided in
         Section 23 (the "Redemption Date"), (iii) the time at which such Rights are exchanged as provided in Section 24 (the "Exchange Date") or (iv) the time immediately prior to the consummation of the Merger.

         (e) Notwithstanding any other provision of the Rights Agreement and this Amendment, no provision of the Rights Agreement shall preclude the consummation of the Merger or the transactions contemplated by the Merger, nor shall the Merger or the transactions contemplated by the Merger trigger any rights of the Company's shareholders under the Rights Agreement.

         (f) EFFECTIVENESS; AMENDMENT. This Amendment shall be deemed effective immediately prior to the execution and delivery of the Merger Agreement. Except as amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.

         (g) TERMINATION OF RIGHTS AGREEMENT. The Rights Agreement shall terminate immediately upon effectiveness of the Merger.













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

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed, all as of the date and year first above written.


                                              DAIN RAUSCHER CORPORATION


                                              By  /s/David J. Parrin
                                                 ------------------------------
                                                  Its
                                                     --------------------------




                                              WELLS FARGO BANK MINNESOTA,
                                                  N.A.


                                              By  /s/Katherine Johnson
                                                 ------------------------------
                                                  Its Assistant Vice President
                                                     --------------------------



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